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                                                                    Exhibit 99.6

                 IN THE CHANCERY COURT OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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MARILYN KALABSA,                          )
                                          )
                       Plaintiff,         )
                                          )
                  v.                      )
                                          )   C.A. No. 18317N
DIGEX, INC., DAVID C. RUBERG, MARK K.     )
SHULL, JOHN C. BAKER, PHILIP A.           )
CAMPBELL, GEORGE F. KNAPP, ROBERT M.      )              FILED
MANNING, AND INTERMEDIA                   )         00 SEP 13 PM 3:34
COMMUNICATIONS, INC.,                     )
                                          )        REGISTER IN CHANCERY
                       Defendants.        )         DIANNE M. KEMPSKI
                                          )
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                             CLASS ACTION COMPLAINT

            Plaintiff, for her compliant herein, alleges the following upon information and belief except with respect to her ownership of Digex stock, which is alleged upon personal knowledge:

      1. Plaintiff is a holder of class A stock common stock of Digex, Incorporated ("Digex"), a Delaware corporation with headquarters in Beltsville, MD. Digex is a leading provider of managed hosting services for internet web sites for businesses and for application service providers.

      2. Digex has about 35 million shares of class A common stock issued and outstanding, which are held by approximately 8,600 beneficial owners and which trade on NASDAQ. Holders of class A common stock are entitled to one vote per share, voting together, in a single class, with the class B common stock.

      3. Defendant Intermedia, a telecommunications company, is a Delaware corporation with headquarters in Tampa, Florida. Through its wholly owned subsidiary, it owns all 39,350,000


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issued and outstanding shares of Digex' class B common stock. Because class B common stock has ten votes per share, Intermedia holds about 94% of the total voting power of Digex' stock, even though it holds only about 55% of Digex' total equity. As Digex conceded in its most recent annual report on Form 10-K:

            Intermedia controls approximately 94.2% of our voting interests, and will be able to control the management and affairs of Digex, and all matters submitted to our stockholders for approval...

      4. Digex has eight directors, six of whom are defendants in this action:

                  (a) Defendant Ruberg is chairman of the board of Digex and is also president and chief executive officer of Intermedia.

                  (b) Defendant Shull is a Digex director and is also president and chief executive officer of Digex.

                  (c) Defendants Baker, Campbell and Knapp are directors of both Digex and Intermedia.

                  (d) Defendant Manning is a Digex director and is also senior vice president and CFO of Intermedia.

      5. Digex also has two independent directors, who are not defendants in this action: Richard Jalkut and Jack E. Reich.

                            CLASS ACTION ALLEGATIONS

      6. Plaintiff brings this action on her own behalf and as a class action on behalf of all Class A shareholders of Digex who were injured by the acts complained of herein.

      7. This action is properly maintainable as a class action, under Rule 23 of the Chancery Court rules, for the following reasons:


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            (a) The class is so numerous that joinder of all class members would be impracticable. As noted above, as of March, 2000, there were approximately 8,000 beneficial owners of Digex class A stock, scattered throughout the United States.

            (b) There are questions of law and fact common to the class, including inter alia, the following:

                  (i) Whether the director defendants have breached their fiduciary duties to the class A shareholders.

                  (ii) Whether Intermedia instructed these director defendants to breach their fiduciary duties and/or conspired or aided and abetted in those directors' violations.

                  (iii) Whether plaintiffs and the class members were
                        irreparably harmed by defendants' actions and, if so, the appropriate remedy therefor.

      8. Plaintiff is committed to the prosecution of this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of all class members and her interests are the same as those of other class members. Accordingly, plaintiff is an adequate representative of the class and will fairly and adequately protect the interests of the class.

      9. In addition, defendants are acting and refusing to act on grounds generally applicable to the class, thereby making appropriate injunctive or declaratory relief appropriate with respect to the class as a whole.

      10. The prosecution of separate actions by individual class members could create a risk of inconsistent or varying adjudications with respect to individual members of the class and would thereby establish incompatible standards of conduct for defendants. Adjudications with respect to


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individual class members would, as a practical matter, be dispositive of the interests of the other class members.

                            SUBSTANTIVE ALLEGATIONS

      11. To alleviate its severe financial difficulties, in early 2000 Intermedia decided to sell Digex, and both Digex and Intermedia actively shopped Digex to potential buyers. By August of 2000, several serious bids for the company had been received. As reported in the Wall Street Journal on September 8, 2000, Exodus Communications had offered about $120 per share for Digex, and Global Crossing Ltd. had also made an offer to acquire both Intermedia and Digex. Both these offers provided for substantial premiums to be paid to holders of Digex' class A common stock.

      12. Digex appointed a special committee, consisting of directors Reich and Jalkut, to review all proposals and to make recommendations to the board concerning what actions to take in response to the offers. The special committee was appointed to assure that any sale transaction would be fair to Digex' minority class A shareholders. Because any sale of Digex would entail Intermedia's sale of its controlling class B stock, all bids were also submitted to, and considered by, Intermedia's board of directors.

      13. Intermedia's board of directors rejected the offers of Exodus and Global Crossing, in favor of a proposal submitted by Worldcom, Inc. However, Worldcom offered to acquire only Intermedia, in a transaction valued at about $6 billion in stock and assumption of debt. The Worldcom proposal offered nothing for Digex' class A shareholders, whose shares were to remain outstanding.

      14. Worldcom's offer did, however, require that the Digex board approve the transaction, and thereby render inapplicable ss.203 of the General Corporation Law. That section provides, in


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pertinent part, that

                  (a) Notwithstanding any other provisions of this chapter, a corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the date that such stockholder became an interested stockholder, unless:

                        (1) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder....

"Business combination" is broadly defined in ss.203(c)(3) to prevent not only mergers but also significant sales, leases, or transfers of stock or assets. Thus, unless the directors approve the transaction, ss.203 puts a serious impediment on business transactions between the acquiring stockholder, such as Worldcom here, and the company, and makes any acquisition of a controlling interest in a company far less desirable from the acquirer's point of view.

      15. Because Worldcom's request presented a direct conflict of interest for the Digex directors affiliated with Intermedia, its request was submitted to the special committee for its review and recommendation. It was readily apparent to the members of the committee, Messrs. Reich and Jalkut, that consenting to Worldcom's proposal was not in the interests of either Digex or its class A stockholders, whose interests the committee was charged with protecting. The committee therefore recommended that the Digex board not approve the Worldcom proposal, and that any transaction be delayed to enable Digex to solicit additional bids, so that the minority shareholders would be able to benefit from any potential acquisition.

      16. The Directors of Digex, including those also serving as officers and directors of Intermedia, had a fiduciary duty of loyalty to cast their votes, as Digex directors, to protect the interests of Digex and all its shareholders. In this case, they violated that duty by rejecting the


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recommendation of the special committee and by approving a transaction that benefitted only Intermedia, at the expense of Digex' other stockholders. As the Digex directors were well aware, the Worldcom proposal deprived Digex' minority shareholders of any opportunity to obtain a premium for their shares; whereas other proposals on the table provided a premium for all of Digex' shareholders. Therefore, Digex' directors had a fiduciary duty of loyalty to reject the Worldcom proposal and to insist that any transaction, to receive the approval of the Digex board, must benefit all of its shareholders equitably. Had the Digex directors taken such a stand, Intermedia, which desperately needed to sell either itself or its stake in Digex, would have had no choice but to comply. Each of the director defendants in this action voted to approve the Worldcom offer. That vote represented an unfair self-dealing transaction which benefitted Digex' controlling shareholder. Intermedia, at the expense of Digex' minority shareholders.

17. Plaintiff has no adequate remedy at law.

      WHEREFORE, plaintiff demands judgment as follows:

            A. Declaring that this action may properly be maintained as a class action;

            B. Adjudicating that the director defendants have violated their fiduciary duties to plaintiff and the class, and that Intermedia caused those violations, through its control of these directors, or aided and abetted and conspired in these violations.

            C. Awarding such declaratory, equitable or other relief as the Court deems just and proper.


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recommendation of the special committee and by approving a transaction that benefitted only Intermedia, at the expense of Digex' other stockholders. As the Digex directors were well aware, the Worldcom proposal deprived Digex' minority shareholders of any opportunity to obtain a premium for their shares; whereas other proposals on the table provided a premium for all of Digex' shareholders. Therefore, Digex' directors had a fiduciary duty of loyalty to reject the Worldcom proposal and to insist that any transaction, to receive the approval of the Digex board, must benefit all of its shareholders equitably. Had the Digex directors taken such a stand, Intermedia, which desperately needed to sell either itself or its stake in Digex, would have had no choice but to comply. Each of the director defendants in this action voted to approve the Worldcom offer. That vote represented an unfair self-dealing transaction which benefitted Digex' controlling shareholder. Intermedia, at the expense of Digex' minority shareholders.

17. Plaintiff has no adequate remedy at law.

      WHEREFORE, plaintiff demands judgment as follows:

            A. Declaring that this action may properly be maintained as a class action;

            B. Adjudicating that the director defendants have violated their fiduciary duties to plaintiff and the class, and that Intermedia caused those violations, through its control of these directors, or aided and abetted and conspired in these violations.

            C. Awarding such declaratory, equitable or other relief as the Court deems just and proper.

            D. Awarding plaintiff the costs and disbursements of this action, including reasonable attorney's fees.


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            E. Granting such other and further relief as may be just and proper.

                                               ROSENTHAL MONHAIT GROSS
                                                     & GODDESS, P.A.


                                               By /s/ Norman M. Monhait
                                                 -----------------------------
                                               Suite 1401, Mellon Bank Center
                                               P.O. Box 1070
                                               Wilmington, DE 19899
                                               (302) 656-4433
                                               Attorneys for Plaintiff

OF COUNSEL:

POMERANTZ HAUDEK BLOCK
  GROSSMAN & GROSS, LLP
100 Park Avenue, 26th Floor
New York, NY 10017
(212) 661-1100

WEISS & YOURMAN
551 Fifth Avenue
New York, NY 10176
(212) 682-3025

STULL, STULL & BRODY
6 East 45th Street
New York, NY 10017
(212) 687-7230


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